UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2015

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, Asher Holzer submitted his resignation as a member of the Board, subject to acceptance by the Board, which occurred on October 19, 2015 (the “Effective Date”).

On the Effective Date, the Board appointed Donald E. Foley as a member of the Board, effective as of the Effective Date, to serve for a term expiring at the Company’s 2016 annual meeting of stockholders or until his successor is duly elected and qualified or his earlier death, resignation or removal, and as a member of the Company’s Nominating and Corporate Governance Committee, until his successor shall be duly appointed and qualified or his earlier death, resignation or removal.

Mr. Foley, age 62, brings extensive financial, economic, capital markets and executive leadership expertise to the Company gained through his successful career on Wall Street and the Fortune 500.  Mr. Foley was chairman of the board and chief executive officer of Wilmington Trust Corporation from 2010-2011.  Prior to Wilmington Trust Corporation, Mr. Foley was senior vice president, treasurer and director of tax for ITT Corporation, a supplier of advanced technology products and services.  Mr. Foley currently serves on the board of directors of AXA Equitable EQAT Mutual Funds and is an advisory board member of M&T Corporation Trust and Investment Committee.  In addition, Mr. Foley served on the boards of directors of M&T Corporation from 2011-2012 and of Wilmington Trust Company and Wilmington Trust Corporation from 2007-2011.  Mr. Foley holds an M.B.A. from New York University and a B.A. from Union College.  He is also a member of the board of trustees of Burke Rehabilitation Hospital and Burke Medical Research Institute, as well as the W. Burke Foundation.

In connection with his appointment to the Board, effective the later to occur of (i) the date Mr. Foley executes his board service offer letter and (ii) the Effective Date (such date being the “Date of Grant”), the Company granted Mr. Foley a stock option to purchase 250,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) with (i) an exercise price equal to the fair market value of a share of Common Stock on the Date of Grant, (ii) a term of ten years, and (iii) one-twelfth of the stock options vesting on each three-month anniversary of the Date of Grant until the stock options shall have fully vested, and in connection with his appointment to the Nominating and Corporate Governance Committee, effective the Date of Grant, the Company granted Mr. Foley a stock option to purchase an additional 25,000 shares of Common Stock with (a) an exercise price equal to the fair market value of a share of Common Stock on the Date of Grant, (b) a term of ten years, and (c) one-twelfth of the stock options vesting on the same day of the month as the Date of Grant that occurs in each of the subsequent twelve months, in each case provided Mr. Foley is providing services to the Company through the applicable vesting dates (the “Foley Grant”). The Foley Grant is subject to the terms and conditions of the BioSig Technologies, Inc. 2012 Equity Incentive Plan and the Company’s standard form of stock option agreement.

Item 8.01                      Other Events.

On October 22, 2015, the Company issued a press release announcing the appointment of Mr. Foley to the Board.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release dated October 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: October 23, 2015	By:	/s/ Kenneth Londoner
Kenneth Londoner
Executive Chairman